SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date or earliest event reported): June 26, 2002.

KEY3MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16061	95-4799962
(State or other Jurisdiction of incorporation	(Commission File Number)	IRS Employer Identification No.)

5700 Wilshire Blvd., Suite 325
Los Angeles, CA 90036
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 954-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On June 26, 2002, Key3Media Group, Inc. announced that it had successfully negotiated with its bank group an amendment to its senior credit facility. The press release announcing the amendment is attached hereto as Exhibit 99.1. The amendment to the senior credit facility is attached hereto as Exhibit 4.1.

In an unrelated development, Fredric D. Rosen, the Chairman and Chief Executive Officer of Key3Media Group, Inc., and Jason Chudnofsky, the Vice Chairman and Chief Operating Officer of Key3Media Group, Inc., announced that they would each voluntarily reduce their salary for the second half of 2002 by 40%, which will reduce the company’s expenses for the year by $490,000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS

4.1 Amendment No. 3 to the Amended and Restated Credit Agreement, dated June 26, 2002, by and between Key3Media Group, Inc., the banks, financial institutions, institutional lenders and Morgan Stanley Senior Funding, Inc.

99.1 Press release dated June 26, 2002, announcing the amendment to the Registrant’s senior credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY3MEDIA GROUP, INC.
Dated: June 26, 2002	By:	/s/ Peter B. Knepper

		Name: Title:	Peter B. Knepper Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 3 to the Amended and Restated Credit Agreement, dated June 26, 2002, by and between Key3Media Group, Inc., the banks, financial institutions, institutional lenders and Morgan Stanley Senior Funding, Inc.

99.1	Press release dated June 26, 2002, announcing the amendment to the Registrant's senior credit facility.